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Exhibit 99.2

CONTACTS:
Shelly Doran	317.685.7330 Investors
Les Morris	317.263.7711 Media

FOR IMMEDIATE RELEASE

SIMON PROPERTY GROUP REPORTS THIRD QUARTER RESULTS,
ANNOUNCES INCREASE IN QUARTERLY DIVIDEND AND
RAISES 2012 GUIDANCE

        Indianapolis, Indiana—October 25, 2012...Simon Property Group, Inc. (the "Company" or "Simon") (NYSE:SPG) today reported results for the quarter and nine months ended September 30, 2012.

Results for the Quarter

  •
  Funds from Operations ("FFO") was $720.1 million, or $1.99 per diluted share, as compared to $606.2 million, or $1.71 per diluted share, in the prior year period. The increase on a per share basis was 16.4%.

  •
  Net income attributable to common stockholders was $254.9 million, or $0.84 per diluted share, as compared to $274.0 million, or $0.93 per diluted share, in the prior year period. 2011 results included a net gain from acquisition and disposition activities of $0.22 per share.

Results for the Nine Months

  •
  Funds from Operations ("FFO") was $2.057 billion, or $5.70 per diluted share, as compared to $1.760 billion, or $4.97 per diluted share, in the prior year period. The increase on a per share basis was 14.7%.

  •
  Net income attributable to common stockholders was $1.116 billion, or $3.71 per diluted share, as compared to $658.5 million, or $2.24 per diluted share, in the prior year period.

        "It was an excellent quarter for our Company," said David Simon, Chairman and Chief Executive Officer. "We generated 16.4% growth in FFO and continued to strengthen our retail real estate platform through significant development activities. The quality of our Mall and Premium Outlet portfolio is evident with continued increases in occupancy and sales and 4.7% growth in quarterly comparable property net operating income. We are pleased to raise our dividend for the fifth consecutive quarter and once again increase guidance for 2012."

U.S. Operational Statistics(1)

	As of September 30, 2012	As of September 30, 2011	% Increase
Occupancy(2)	94.6%	93.8%	+80 basis points
Total Sales per Sq. Ft.(3)	$562	$514	9.3%
Base Minimum Rent per Sq. Ft.(2)	$40.33	$38.84	3.8%

(1)
Combined information for U.S. Malls and Premium Outlets. 2011 statistics have been restated to include Malls previously owned by The Mills Limited Partnership, now owned by Simon Property Group, L.P., and Premium Outlets acquired in the 2010 acquisition of Prime Outlets Acquisition Company.

(2)
Represents mall stores in Malls and all owned square footage in Premium Outlets.

(3)
Rolling 12 month sales per square foot for mall stores less than 10,000 square feet in Malls and all owned square footage in Premium Outlets.

Dividends

        Today the Company announced that the Board of Directors declared a quarterly common stock dividend of $1.10 per share, an increase of 4.8% from the previous quarter and an increase of 22.2% from the year earlier period. The dividend is payable on November 30, 2012 to stockholders of record on November 16, 2012.

        The Company also declared the quarterly dividend on its 8 3/8% Series J Cumulative Redeemable Preferred Stock (NYSE:SPGPrJ) of $1.046875 per share, payable on December 31, 2012 to stockholders of record on December 17, 2012.

Development Activity

        On October 19th, the Company opened a 350,000 square foot upscale outlet center owned in a 50/50 joint venture with Tanger Factory Outlet Centers, Inc. in Texas City, Texas. The center, which was 97% leased at opening, is located approximately 30 miles south of downtown Houston and 20 miles north of Galveston on highly-traveled Interstate 45 at Exit 17 at Holland Road.

        The Company started construction on St. Louis Premium Outlets on July 11th. The project is located in Chesterfield, Missouri and is a part of Chesterfield Blue Valley, a mixed-use development to include office space, hotel, restaurant and entertainment venues. Located on the south side of I-64/US Highway 40 east of the Daniel Boone Bridge, the center's first phase of 350,000 square feet and 85 stores will open in September of 2013. The Company owns a 60% interest in this project, which is a joint venture with Woodmont Outlets.

        Construction is expected to commence shortly on the Company's first outlet center in Brazil. The project is located northwest of Sao Paulo, Brazil and is being developed in a 50/50 joint venture with BR Malls Participacoes S.A. The 310,000 square foot center is scheduled to open in November of 2013.

Construction continues on several new Premium Outlets:

  •
  In Shisui (Chiba), Japan—a 230,000 square foot upscale outlet center located one hour from central Tokyo and 15 minutes from Narita International Airport. The center is scheduled to open in April of 2013 with approximately 110 stores, including international brands, Japanese brands and restaurants. The Company owns a 40% interest in this project, its ninth Premium Outlet Center in Japan.

  •
  In Chandler (Phoenix), Arizona—an upscale outlet center adjacent to the Wild Horse Pass Hotel & Casino located on Interstate 10. Phase I of the project will be comprised of 360,000 square feet housing approximately 90 outlet stores featuring high-quality designer and name brands. The Company owns 100% of this project which is scheduled to open in April of 2013.

  •
  In Halton Hills (Toronto), Canada—a 360,000 square foot upscale outlet center that will house over 100 high quality outlet stores. Toronto Premium Outlets is expected to be the Canadian entry point for selected upscale, U.S. retailers and designer brands. The Company owns a 50% interest in this project which is scheduled to open in August of 2013.

  •
  In Busan, Korea—a 340,000 square foot upscale outlet center that will serve southeastern Korea, including the cities of Busan, Ulsan and Daegu, as well as local and overseas visitors. The center is scheduled to open in September of 2013. The Company owns a 50% interest in this project, which will be its third Premium Outlet Center in Korea.

        Redevelopment and expansion projects are underway at 24 properties in the U.S. and one property in Japan. During the first nine months of 2012, 34 new anchor and big box tenants opened in the Company's U.S. portfolio and more than 40 are currently scheduled to open in the fourth quarter of 2012 and 2013.

Capital Markets

        On July 20th, the Company redeemed 2.0 million limited partnership units of its majority-owned operating partnership subsidiary, Simon Property Group, L.P. (the "Operating Partnership"), owned by an affiliate of JCPenney for $124.00 per unit in cash.

Sale of Investment in Marketable Securities

        On October 23rd, the Company completed the sale of its entire investment in the marketable securities of Capital Shopping Centres Group PLC (35.4 million shares) and Capital & Counties Properties PLC (38.9 million shares) generating proceeds of approximately $327 million.

2012 Guidance

        Today the Company updated and raised its guidance for 2012, stating that it expects FFO, excluding activity related to investments in marketable securities, will be within a range of $7.80 to $7.85 per diluted share for the year ending December 31, 2012, and diluted net income will be within a range of $4.61 to $4.66 per share.

        The following table provides a reconciliation of estimated diluted net income available to common stockholders per share to estimated diluted FFO per share.

For the year ending December 31, 2012

	Low End	High End
Estimated diluted net income available to common stockholders per share	$4.61	$4.66
Gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net	(1.36)	(1.36)
Depreciation and amortization including the Company's share of equity method investments	4.55	4.55

Estimated diluted FFO per share	$7.80	$7.85

Conference Call

        The Company will provide an online simulcast of its quarterly conference call at www.simon.com (Investors tab), www.earnings.com, and www.streetevents.com. To listen to the live call, please go to any of these websites at least fifteen minutes prior to the call to register, download and install any necessary audio software. The call will begin at 11:00 a.m. Eastern Time (New York time) today, October 25, 2012. An online replay will be available for approximately 90 days at www.simon.com, www.earnings.com, and www.streetevents.com. A fully searchable podcast of the conference call will also be available at www.REITcafe.com.

Supplemental Materials and Website

        The Company has prepared a supplemental information package which is available at www.simon.com in the Investors section, Financial Information tab. It has also been furnished to the SEC as part of a current report on Form 8-K. If you wish to receive a copy via mail or email, please call 800-461-3439.

        We routinely post important information for investors on our website, www.simon.com, in the "Investors" section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investor Relations section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Non-GAAP Financial Measures

        This press release includes FFO and comparable property net operating income growth, which are adjusted from financial performance measures defined by accounting principles generally accepted in the United States ("GAAP"). Reconciliations of these measures to the most directly comparable GAAP measures are included within this press release or the Company's supplemental information package. FFO and comparable property net operating income growth are financial performance measures widely used in the REIT industry.

Forward-Looking Statements

        Certain statements made in this press release may be deemed "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Although the Company believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, the Company can give no assurance that our expectations will be attained, and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks, uncertainties and other factors. Such factors include, but are not limited to: the Company's ability to meet debt service requirements, the availability and terms of financing, changes in the Company's credit rating, changes in market rates of interest and foreign exchange rates for foreign currencies, changes in value of investments in foreign entities, the ability to hedge interest rate and currency risk, risks associated with the acquisition, development, expansion, leasing and management of properties, general risks related to retail real estate, the liquidity of real estate investments, environ-mental liabilities, international, national, regional and local economic climates, changes in market rental rates, trends in the retail industry, relationships with anchor tenants, the inability to collect rent due to the bankruptcy or insolvency of tenants or otherwise, risks relating to joint venture properties, costs of common area maintenance, intensely competitive market environment in the retail industry, risks related to international activities, insurance costs and coverage, terrorist activities, changes in economic and market conditions and maintenance of our status as a real estate investment trust. The Company discusses these and other risks and uncertainties under the heading "Risk Factors" in its annual and quarterly periodic reports filed with the SEC. The Company may update that discussion in its periodic reports, but otherwise the Company undertakes no duty or obligation to update or revise these forward-looking statements, whether as a result of new information, future developments, or otherwise.

Simon Property Group

        Simon Property Group, Inc. (NYSE:SPG) is an S&P 100 company and the largest real estate company in the world. The Company currently owns or has an interest in 333 retail real estate properties in North America and Asia comprising 242 million square feet. We are headquartered in Indianapolis, Indiana and employ approximately 5,500 people in the U.S. For more information, visit the Simon Property Group website at www.simon.com.

Simon Property Group, Inc. and Subsidiaries

Unaudited Consolidated Statements of Operations

(Dollars in thousands, except per share amounts)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
REVENUE:
Minimum rent	$759,039	$664,724	$2,207,334	$1,958,626
Overage rent	51,170	36,653	110,277	75,774
Tenant reimbursements	342,443	294,305	979,300	861,352
Management fees and other revenues	32,294	31,249	92,928	93,001
Other income	43,671	47,429	145,813	146,341

Total revenue	1,228,617	1,074,360	3,535,652	3,135,094

EXPENSES:
Property operating	132,378	122,446	353,136	331,013
Depreciation and amortization	310,244	260,802	907,217	788,410
Real estate taxes	105,694	87,264	311,173	273,952
Repairs and maintenance	26,556	24,465	78,862	79,957
Advertising and promotion	28,114	25,773	77,762	72,619
(Recovery of) provision for credit losses	(1,180)	1,501	5,271	3,180
Home and regional office costs	27,057	30,525	95,019	91,035
General and administrative	14,165	14,974	42,787	31,614
Other	24,637	23,012	66,510	61,254

Total operating expenses	667,665	590,762	1,937,737	1,733,034

OPERATING INCOME	560,952	483,598	1,597,915	1,402,060
Interest expense	(288,896)	(244,384)	(835,532)	(737,018)
Income tax benefit (expense) of taxable REIT subsidiaries	97	(860)	(1,786)	(2,706)
Income from unconsolidated entities	37,129	17,120	96,613	49,561
(Loss) gain upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net(A)	(2,911)	78,307	491,926	92,072

CONSOLIDATED NET INCOME	306,371	333,781	1,349,136	803,969
Net income attributable to noncontrolling interests	50,616	58,947	230,857	142,934
Preferred dividends	834	834	2,503	2,503

NET INCOME ATTRIBUTABLE TO COMMON STOCKHOLDERS	$254,921	$274,000	$1,115,776	$658,532

BASIC EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$0.84	$0.93	$3.71	$2.24

DILUTED EARNINGS PER COMMON SHARE:
Net income attributable to common stockholders	$0.84	$0.93	$3.71	$2.24

Simon Property Group, Inc. and Subsidiaries

Unaudited Consolidated Balance Sheets

(Dollars in thousands, except share amounts)

	September 30, 2012	December 31, 2011
ASSETS:
Investment properties at cost	$34,366,668	$29,657,046
Less—accumulated depreciation	9,101,007	8,388,130

	25,265,661	21,268,916
Cash and cash equivalents	452,712	798,650
Tenant receivables and accrued revenue, net	456,397	486,731
Investment in unconsolidated entities, at equity	2,013,651	1,378,084
Investment in Klépierre, at equity	1,945,128	—
Deferred costs and other assets	1,844,428	1,633,544
Notes receivable from related party	—	651,000

Total assets	$31,977,977	$26,216,925

LIABILITIES:
Mortgages and other indebtedness	$22,569,634	$18,446,440
Accounts payable, accrued expenses, intangibles, and deferred revenues	1,204,438	1,091,712
Cash distributions and losses in partnerships and joint ventures, at equity	728,470	695,569
Other liabilities	300,388	170,971

Total liabilities	24,802,930	20,404,692

Commitments and contingencies
Limited partners' preferred interest in the Operating Partnership and noncontrolling redeemable interests in properties	354,006	267,945
EQUITY:
Stockholders' Equity
Capital stock (850,000,000 total shares authorized, $0.0001 par value, 238,000,000 shares of excess common stock, 100,000,000 authorized shares of preferred stock):
Series J 8 3/8% cumulative redeemable preferred stock, 1,000,000 shares authorized, 796,948 issued and outstanding with a liquidation value of $39,847	44,801	45,047
Common stock, $0.0001 par value, 511,990,000 shares authorized, 313,103,803 and 297,725,698 issued and outstanding, respectively	31	30
Class B common stock, $0.0001 par value, 10,000 shares authorized, 8,000 issued and outstanding	—	—
Capital in excess of par value	9,054,730	8,103,133
Accumulated deficit	(3,057,328)	(3,251,740)
Accumulated other comprehensive loss	(64,776)	(94,263)
Common stock held in treasury at cost, 3,762,595 and 3,877,448 shares, respectively	(135,781)	(152,541)

Total stockholders' equity	5,841,677	4,649,666
Noncontrolling interests	979,364	894,622

Total equity	6,821,041	5,544,288

Total liabilities and equity	$31,977,977	$26,216,925

Simon Property Group, Inc. and Subsidiaries

Unaudited Joint Venture Statements of Operations

(Dollars in thousands)

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Revenue:
Minimum rent	$370,183	$356,155	$1,091,701	$1,046,992
Overage rent	44,002	36,923	128,622	94,114
Tenant reimbursements	176,544	169,911	508,698	490,276
Other income	34,754	36,041	121,686	107,449

Total revenue	625,483	599,030	1,850,707	1,738,831
Operating Expenses:
Property operating	125,162	123,506	351,963	339,699
Depreciation and amortization	125,512	125,260	374,333	361,345
Real estate taxes	45,068	40,897	132,618	127,831
Repairs and maintenance	15,418	14,954	45,269	46,005
Advertising and promotion	11,706	12,632	39,600	37,123
(Recovery of) provision for credit losses	(646)	1,411	(247)	3,624
Other	36,089	37,100	128,134	109,765

Total operating expenses	358,309	355,760	1,071,670	1,025,392

Operating Income	267,174	243,270	779,037	713,439
Interest expense	(148,891)	(149,839)	(451,581)	(441,396)
Loss from unconsolidated entities	(316)	(596)	(947)	(1,054)

Income from Continuing Operations	117,967	92,835	326,509	270,989
Loss from operations of discontinued joint venture interests	(1,978)	(17,431)	(20,769)	(39,646)
(Loss) gain on disposal of discontinued operations, net	(4,904)	78	(4,904)	15,583

Net Income	$111,085	$75,482	$300,836	$246,926

Third-Party Investors' Share of Net Income	$66,308	$45,271	$163,108	$151,741

Our Share of Net Income	44,777	30,211	137,728	95,185
Amortization of Excess Investment(B)	(21,726)	(13,052)	(55,059)	(37,832)
Our Share of Loss (Gain) on Sale or Disposal of Assets and Interests in Unconsolidated Entities, net	9,245	(39)	9,245	(7,792)

Income from Unconsolidated Entities(C)	$32,296	$17,120	$91,914	$49,561

Note: The above financial presentation does not include any information related to our investment in Klépierre. For additional information, see footnote C attached hereto.

Simon Property Group, Inc. and Subsidiaries

Unaudited Joint Venture Balance Sheets

(Dollars in thousands)

	September 30, 2012	December 31, 2011
Assets:
Investment properties, at cost	$14,128,861	$20,481,657
Less—accumulated depreciation	4,680,199	5,264,565

	9,448,662	15,217,092
Cash and cash equivalents	554,116	806,895
Tenant receivables and accrued revenue, net	235,507	359,208
Investment in unconsolidated entities, at equity	39,539	133,576
Deferred costs and other assets	352,392	526,101

Total assets	$10,630,216	$17,042,872

Liabilities and Partners' Deficit:
Mortgages and other indebtedness	$11,106,661	$15,582,321
Accounts payable, accrued expenses, intangibles, and deferred revenue	607,805	775,733
Other liabilities	326,564	981,711

Total liabilities	12,041,030	17,339,765
Preferred units	67,450	67,450
Partners' deficit	(1,478,264)	(364,343)

Total liabilities and partners' deficit	$10,630,216	$17,042,872

Our Share of:
Partners' deficit	$(675,359)	$(32,000)
Add: Excess Investment(B)	1,960,540	714,515

Our net Investment in unconsolidated entities	$1,285,181	$682,515

Note: The above financial presentation does not include any information related to our investment in Klépierre. For additional information, see footnote C attached hereto.

 Simon Property Group, Inc. and Subsidiaries
Unaudited Reconciliation of Non-GAAP Financial Measures(D)
(Amounts in thousands, except per share amounts)

Reconciliation of Consolidated Net Income to FFO

	For the Three Months Ended September 30,		For the Nine Months Ended September 30,
	2012	2011	2012	2011
Consolidated Net Income(E)(F)(G)(H)	$306,371	$333,781	$1,349,136	$803,969
Adjustments to Consolidated Net Income to Arrive at FFO:
Depreciation and amortization from consolidated properties	306,612	257,172	896,147	777,489
Simon's share of depreciation and amortization from unconsolidated entities, including Klépierre	110,188	98,601	321,318	286,358
Loss (gain) upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net	2,911	(78,307)	(491,926)	(92,072)
Net income attributable to noncontrolling interest holders in properties	(2,464)	(1,829)	(6,427)	(5,879)
Noncontrolling interests portion of depreciation and amortization	(2,253)	(1,870)	(6,835)	(6,080)
Preferred distributions and dividends	(1,313)	(1,313)	(3,939)	(3,939)

FFO of the Operating Partnership	$720,052	$606,235	$2,057,474	$1,759,846

Diluted net income per share to diluted FFO per share reconciliation:
Diluted net income per share	$0.84	$0.93	$3.71	$2.24
Depreciation and amortization from consolidated properties and Simon's share of depreciation and amortization from unconsolidated entities, including Klépierre, net of noncontrolling interests portion of depreciation and amortization	1.14	1.00	3.35	2.99
Loss (gain) upon acquisition of controlling interests, sale or disposal of assets and interests in unconsolidated entities, and impairment charge on investment in unconsolidated entities, net	0.01	(0.22)	(1.36)	(0.26)

Diluted FFO per share	$1.99	$1.71	$5.70	$4.97

Details for per share calculations:
FFO of the Operating Partnership	$720,052	$606,235	$2,057,474	$1,759,846
Adjustments for dilution calculation:
Diluted FFO of the Operating Partnership	720,052	606,235	2,057,474	1,759,846
Diluted FFO allocable to unitholders	(116,207)	(103,971)	(342,704)	(300,458)

Diluted FFO allocable to common stockholders	$603,845	$502,264	$1,714,770	$1,459,388

Basic weighted average shares outstanding	304,108	293,736	301,029	293,397
Adjustments for dilution calculation:
Effect of stock options	1	22	1	88

Diluted weighted average shares outstanding	304,109	293,758	301,030	293,485
Weighted average limited partnership units outstanding	58,524	60,809	60,162	60,423

Diluted weighted average shares and units outstanding	362,633	354,567	361,192	353,908

Basic FFO per Share	$1.99	$1.71	$5.70	$4.97
Percent Change	16.4%		14.7%
Diluted FFO per Share	$1.99	$1.71	$5.70	$4.97
Percent Change	16.4%		14.7%

 Simon Property Group, Inc. and Subsidiaries
Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures

Notes:

(A)
Primarily consists of 2012 and 2011 non-cash gains resulting from our acquisition activity and the remeasurement of our previously held interest to fair value for those properties in which we now have a controlling interest.

(B)
Excess investment represents the unamortized difference of the Company's investment over equity in the underlying net assets of the related partnerships and joint ventures shown therein. The Company generally amortizes excess investment over the life of the related properties.

(C)
The Unaudited Joint Venture Statements of Operations do not include any operations or our share of net income or excess investment amortization related to our investment in Klépierre. Amounts included in Footnotes E—H below exclude our share of related activity for our investment in Klépierre. For further information, reference should be made to financial information in Klépierre's public filings and additional discussion and analysis in our Form 10-Q.

(D)
This report contains measures of financial or operating performance that are not specifically defined by GAAP, including FFO and FFO per share. FFO is a performance measure that is standard in the REIT business. We believe FFO provides investors with additional information concerning our operating performance and a basis to compare our performance with those of other REITs. We also use these measures internally to monitor the operating performance of our portfolio. Our computation of these non-GAAP measures may not be the same as similar measures reported by other REITs.

The Company determines FFO based upon the definition set forth by the National Association of Real Estate Investment Trusts ("NAREIT"). The Company determines FFO to be our share of consolidated net income computed in accordance with GAAP, excluding real estate related depreciation and amortization, excluding gains and losses from extraordinary items, excluding gains and losses from the sales of, or any impairment charges related to, previously depreciated operating properties, plus the allocable portion of FFO of unconsolidated joint ventures based upon economic ownership interest, and all determined on a consistent basis in accordance with GAAP.

The Company has adopted NAREIT's clarification of the definition of FFO that requires it to include the effects of nonrecurring items not classified as extraordinary, cumulative effect of accounting changes, or a gain or loss resulting from the sale of, or any impairment charges relating to, previously depreciated operating properties. We include in FFO gains and losses realized from the sale of land, outlot buildings, marketable and non-marketable securities, and investment holdings of non-retail real estate. However, you should understand that FFO does not represent cash flow from operations as defined by GAAP, should not be considered as an alternative to net income determined in accordance with GAAP as a measure of operating performance, and is not an alternative to cash flows as a measure of liquidity.

(E)
Includes the Company's share of gains on land sales of $1.9 million and $0.1 million for the three months ended September 30, 2012 and 2011, respectively, and $11.7 million and $4.5 million for the nine months ended September 30, 2012 and 2011, respectively.

(F)
Includes the Company's share of straight-line adjustments to minimum rent of $11.5 million and $10.8 million for the three months ended September 30, 2012 and 2011, respectively, and $31.7 million and $26.2 million for the nine months ended September 30, 2012 and 2011, respectively.

(G)
Includes the Company's share of the amortization of fair market value of leases from acquisitions of $5.5 million and $6.0 million for the three months ended September 30, 2012 and 2011, respectively, and $16.2 million and $17.7 million for the nine months ended September 30, 2012 and 2011, respectively.

(H)
Includes the Company's share of debt premium amortization of $9.6 million and $2.3 million for the three months ended September 30, 2012 and 2011, respectively, and $29.7 million and $7.0 million for the nine months ended September 30, 2012 and 2011, respectively.

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  Exhibit 99.2
Simon Property Group, Inc. and Subsidiaries Unaudited Consolidated Statements of Operations (Dollars in thousands, except per share amounts)
Simon Property Group, Inc. and Subsidiaries Unaudited Consolidated Balance Sheets (Dollars in thousands, except share amounts)
Simon Property Group, Inc. and Subsidiaries Unaudited Joint Venture Statements of Operations (Dollars in thousands)
Simon Property Group, Inc. and Subsidiaries Unaudited Joint Venture Balance Sheets (Dollars in thousands)
Simon Property Group, Inc. and Subsidiaries Unaudited Reconciliation of Non-GAAP Financial Measures(D) (Amounts in thousands, except per share amounts)
Simon Property Group, Inc. and Subsidiaries Footnotes to Unaudited Reconciliation of Non-GAAP Financial Measures